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                                                                   Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement No. 333-75131 of HLM Design, Inc. on Form S-8 of our report dated July 19, 2002, appearing in the Annual Report on Form 10-K of HLM Design, Inc. for the year ended May 3, 2002.

/s/  Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Charlotte, North Carolina
July 30, 2002